STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

RealEstate Pathways, Inc.

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **30th** day of **September**, **2011**.

GREAT SEAL OF THE STATE OF WYOMING

Max Maxfield
Secretary of State

By: Denise Herman

Filed Date: 09/30/2011

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 09/30/2011 02:53 PM
ID: 2011-000609207

Profit Corporation
Articles of Incorporation

1. Corporation name:

RealEstate Pathways, Inc.

2. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

Incorp Services, Inc.
2510 Warren Ave.
Cheyenne, WY 82001-3163

3. Mailing address of the corporation:

2114 W. Apache Trail STE 1-150
Apache Junction, AZ 85120

4. Principal office address:

2114 W. Apache Trail STE 1-150
Apache Junction, AZ 85120

5. Number and class of shares the corporation will have the authority to issue:

50,000,000 common

6. Incorporators *(list names and addresses of each incorporator)*:

Eric K. Lindberg, 2114 W. Apache Trail STE 1-150, Apache Junction, AZ 85120

Received
SEP 26 2011
Secretary of State
Wyoming

7. Execution (*all incorporators must sign*):

Signature: [signature] **Date:** 9-1-11 *(mm/dd/yyyy)*

Print Name: Eric K. Lindberg

Signature: ______________________ **Date:** ______ *(mm/dd/yyyy)*

Print Name: ______________________

Signature: ______________________ **Date:** ______ *(mm/dd/yyyy)*

Print Name: ______________________

Contact Person: Eric Lindberg

Daytime Phone Number: 480-382-2212 Email: eklindberg1@gmail.com

Checklist

- ✓ ***Filing Fee: $100.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles must be in compliance with Wyoming Statutes 17-16-120 and 17-16-202.
- ✓ The Articles must be accompanied by a written consent to appointment executed by the registered agent.
- ✓ For consistency the Secretary of State's Office will only keep one version of the agent's name on file.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.
- ✓ **Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.**

Other Requirements:

- An annual report will be due annually on the first day of the anniversary month of formation. If not paid within sixty (60) days from the due date, the entity will be subject to dissolution/revocation.